Exhibit 5.1

2001 ROSS AVENUE	AUSTIN	MOSCOW
DALLAS, TEXAS	BRUSSELS	NEW YORK
75201-2980	DALLAS	PALO ALTO
	DUBAI	RIYADH
TEL +1 214.953.6500	HONG KONG	SAN FRANCISCO
FAX +1 214.953.6503	HOUSTON	WASHINGTON
BakerBotts.com	LONDON

May 3, 2021

Clearway Energy, Inc.

300 Carnegie Center, Suite 300

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Clearway Energy, Inc., a Delaware corporation (“CWEN”), with respect to certain legal matters in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by CWEN with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to 2,500,000 additional shares of Class A common stock of CWEN and an aggregate of up to 2,500,000 additional shares of Class C common stock of CWEN (collectively, the “Common Stock”) that may be issued pursuant to the Clearway Energy, Inc. Amended and Restated 2013 Equity Incentive Plan (as amended and restated effective February 19, 2021, the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the Plan, (ii) the Fourth Amended and Restated Bylaws of CWEN and the Amended and Restated Certificate of Incorporation of CWEN, each as amended to date, (iii) originals, or copies certified or otherwise identified, of the corporate records of CWEN, including minute books of CWEN as furnished to us by CWEN, (iv) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of CWEN, (v) the Registration Statement and (vi) statutes, including the Delaware General Corporation Law (the “DGCL”), and other instruments and documents as we deemed necessary or advisable as a basis for the opinion hereinafter expressed.

In giving the opinion set forth below, we have relied, without independent investigation or verification, to the extent we deemed appropriate, upon the certificates, statements or other representations of officers or other representatives of CWEN and public officials, with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when issued and delivered from time to time in accordance with the provisions of the Plan and otherwise in accordance with the terms and conditions of the applicable award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of CWEN or a duly constituted and acting committee thereof as provided therein, the Common Stock will be duly authorized by all necessary corporate action on the part of CWEN, validly issued, fully paid and nonassessable.

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This opinion is limited to the original issuance of Common Stock by CWEN and does not cover Common Stock delivered by CWEN following the reacquisition of the same by CWEN.

This opinion is limited in all respects to the DGCL, and applicable reported judicial decisions, rules and regulations interpreting and implementing the DGCL, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.